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                                                            Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-4) and related Prospectus of Corporate Express, Inc. for the registration of 14,000,000 shares of its common stock of our report dated February 19, 1996, except Note 9 for which the date is May 13, 1996, with respect to the consolidated financial statements of ASAP Software Express, Inc. included in Corporate Express, Inc's Current Report on Form 8-K/A dated June 19, 1996 filed with the Securities and Exchange Commission.

                                               /s/ Ernst & Young LLP

Chicago, Illinois
July 8, 1996